 As filed with the Securities and Exchange Commission on January 25, 2002
                                                    Registration No. 333-
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                              --------------------

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                              --------------------


                              INSILICON CORPORATION
             (Exact name of registrant as specified in its charter)

        Delaware                                         77-052615
(State of Incorporation)                    (I.R.S. Employer Identification No.)


                              --------------------

                             411 East Plumeria Drive
                               San Jose, CA 95134
                    (Address of principal executive offices)

                              --------------------


                              inSilicon Corporation
                         Xentec Employee Retention Plan
                            (Full title of the plans)


                              --------------------


                                Wayne C. Cantwell
                      President and Chief Executive Officer
                              inSilicon Corporation
                             411 East Plumeria Drive
                               San Jose, CA 95134
                                 (408) 894-1900
 (Name, address, including zip code, and telephone number, including area code, of agent for service)

                              --------------------


                                   Copies to:
                           James F. Fulton, Jr., Esq.
                               COOLEY GODWARD LLP
                     5 Palo Alto Square, 3000 El Camino Real
                               Palo Alto, CA 94306
                                 (650) 843-5000
                                 (650) 849-7400

                              --------------------



                         CALCULATION OF REGISTRATION FEE

===========================================================================================================================
                                                           Proposed Maximum        Proposed Maximum
   Title of Securities                                         Offering                Aggregate              Amount of
    to be Registered        Amount to be Registered (1)    Price per Share          Offering Price        Registration Fee
---------------------------------------------------------------------------------------------------------------------------
 Common Stock (par value        177,930 shares               $ 2.81                 $ 500,000                 $46.00
          $.001)

===========================================================================================================================

(1) Pursuant to Rule 416(a), this Registration Statement shall also cover any additional shares of Registrant's Common Stock that become issuable under the Xentec Employee Retention Plan by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without receipt of consideration that increases the number of outstanding shares of Registrant's Common Stock. The 177,930 shares to be issued under the Xentec Employee Retention Plan are calculated based on the $2.81 per share price, which was the closing price of Registrant's Common Stock on January 24, 2002, as provided in the Xentec Employee Retention Plan.

                 INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

     The following documents filed by inSilicon Corporation (the "Company") with the Securities and Exchange Commission are incorporated by reference into this Registration Statement:

(a) The Company's latest annual report on Form 10-K filed pursuant to Sections 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), or either (1) the Company's latest prospectus filed pursuant to Rule 424(b) under the Securities Act of 1933, as amended (the "Act"), that contains audited financial statements for the Company's latest fiscal year for which such statements have been filed, or (2) the Company's effective registration statement on Form 10 or 20-F filed under the Exchange Act containing audited financial statements for the Company's latest fiscal year.

(b) All other reports filed pursuant to Sections 13(a) or 15(d) of the Exchange Act since the end of the fiscal year covered by the annual reports, the prospectus or the registration statement referred to in (a) above.

(c) The Company's Report on Form 8-K, filed on January 24, 2002, regarding the Company's financial results for its fiscal quarter ended December 31, 2001.

(d) The description of the Company's Common Stock which is contained in a registration statement filed under the Exchange Act, including any amendment or report filed for the purpose of updating such description.

     All reports and other documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part of this registration statement from the date of the filing of such reports and documents.

                            DESCRIPTION OF SECURITIES

     Not applicable.


                     INTERESTS OF NAMED EXPERTS AND COUNSEL

     Not applicable.


                    INDEMNIFICATION OF DIRECTORS AND OFFICERS

     Under Section 145 of the Delaware General Corporation Law the Company has broad powers to indemnify its directors and officers against liabilities they may incur in such capacities, including liabilities under the Securities Act. The Company's By-laws require the Company to indemnify its directors and executive officers, and permit the Company to indemnify its other officers, employees and other agents, to the extent permitted by Delaware law. Under the Company's By-laws, indemnified parties are entitled to indemnification for negligence, gross negligence and otherwise to the fullest extent permitted by law. The By-laws also require the Company to advance litigation expenses in the case of stockholder derivative actions or other actions, against an undertaking by the indemnified party to repay such advances if it is ultimately determined that the indemnified party is not entitled to indemnification.

     The Company has entered into indemnity agreements with each of its directors and executive officers. Such indemnity agreements contain provisions which are in some respects broader than the specific indemnification provisions contained in Delaware law.


                       EXEMPTION FROM REGISTRATION CLAIMED

     Not applicable.


                                    EXHIBITS

Exhibit
Number
-------
5.1      Opinion of Cooley Godward LLP.

23.1     Consent of Ernst & Young LLP.

23.2 Consent of Cooley Godward LLP is contained in Exhibit 5.1 to this Registration Statement.

24       Power of Attorney is contained on the signature pages.

99.1(1) Xentec Acquisition Agreements used in connection with the Xentec Employee Retention Plan.


---------------------------
(1) Previously filed on Form 8-K on December 29, 2000 and amended on March 1, 2001.

                                  UNDERTAKINGS

1.   The undersigned registrant hereby undertakes:

     (a) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

          (i) To include any prospectus required by section 10(a)(3) of the Securities Act;

          (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) (ss. 230.424(b) of this chapter) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

          (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

     Provided, however, that paragraphs (a)(i) and (a)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the issuer pursuant to section 13 or section 15(d) of the Exchange Act that are incorporated by reference herein.

     (b) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (c) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

2. The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

3. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Jose, State of California, on January 24, 2002.



                          INSILICON CORPORATION



                          By:  /s/ Wayne C. Cantwell
                              --------------------------------------------------

                          Title: President, Chief Executive Officer and Director
                                 -----------------------------------------------


                                POWER OF ATTORNEY

     KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Wayne C. Cantwell and Bryan J. LeBlanc, and each or any one of them, his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitutes or substitute, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

               Signature                                      Title                           Date
               ---------                                      -----                           ----
 /s/         Wayne C. Cantwell                    President, Chief Executive Officer      January 24, 2002
--------------------------------------------                and Director
            (Wayne C. Cantwell)
             -----------------

 /s/          Bryan J. LeBlanc                    Executive Vice President and Chief      January 24, 2002
--------------------------------------------        Financial Officer (Principal
             (Bryan J. LeBlanc)
              ----------------

/s/           Raymond J. Farnham                         Financial Officer)                January 24, 2002
--------------------------------------------                 Director
             (Raymond J. Farnham)
              ------------------

/s/             E. Thomas Hart                               Director                      January 24, 2002
--------------------------------------------
               (E. Thomas Hart)
                --------------
                                                       Chairman of the Board
--------------------------------------------
              (Albert E. Sisto)
               ---------------


                                  EXHIBIT INDEX

Exhibit
Number

5.1       Opinion of Cooley Godward LLP.

23.1      Consent of Ernst & Young LLP.

23.2 Consent of Cooley Godward LLP is contained in Exhibit 5.1 to this Registration Statement.

24        Power of Attorney is contained on the signature pages.

99.1(2) Xentec Acquisition Agreements used in connection with the Xentec Employee Retention Plan.


----------------------------
(2) Previously filed on Form 8-K on December 29, 2000 and amended on March 1, 2001.